Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of Digital Angel Corporation and subsidiaries (the “Company”) of our report dated March 31, 2010 relating to our audit of the consolidated financial statements the Company as of December 31, 2009 and 2008 and for each of the years then ended, which report is included in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Eisner LLP
July 19, 2010
New York, New York